Exhibit 5.1

Carlos A. Ramirez

T: +1 858 550 6157

cramirez@cooley.com

April 4, 2023

CalciMedica, Inc.

505 Coast Boulevard South, Suite 307

La Jolla, CA 92037

Re:	CalciMedica, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to CalciMedica, Inc. (f/k/a Graybug Vision, Inc.), a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), including the prospectus included in the Registration Statement (the “Prospectus”), covering the registration for resale of up to 4,220,995 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), consisting of: (i) 3,946,540 shares (the “Shares”) of currently outstanding Common Stock issued to certain securityholders of CalciMedica, Inc. pursuant to the Agreement and Plan of Merger by and among Graybug Vision, Inc., Camaro Merger Sub, Inc. and CalciMedica, Inc., dated as of November 21, 2022, as amended on February 10, 2023 (“Merger Agreement”); and (ii) up to 274,455 shares (the “Warrant Shares”) of Common Stock issuable upon the exercise by the holders thereof of certain warrants assumed by the Company pursuant to the Merger Agreement (the “Warrants”).

In connection with this opinion, we have examined and relied upon (a) the Registration Statement and the Prospectus, (b) the Company’s certificate of incorporation and bylaws, each as currently in effect, (c) the Merger Agreement, (d) the Warrants, and (e) originals, or copies certified to our satisfaction, of such other records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials and the due authorization, execution and delivery of all documents by all persons other than the Company where authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

With respect to the Warrant Shares, we express no opinion to the extent that future issuances of securities of the Company, antidilution adjustments to outstanding securities of the Company and/or other matters cause the Warrants to be exercisable for more shares of Common Stock than the number of shares of Common Stock that are available for issuance by the Company. Further, we have assumed the exercise price of the Warrants will not be adjusted to an amount below the par value per share of Common Stock.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware and the laws of the State of New York. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

Cooley LLP 10265 Science Center Drive San Diego, CA 92121-1117

t: +1 858 550 6000 f: +1 858 550-6420 cooley.com

April 4, 2023

Page Two

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Shares, are validly issued, fully paid and nonassessable and (ii) the Warrant Shares, when sold and issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Sincerely, COOLEY LLP

By:	/s/ Carlos A. Ramirez
Carlos A. Ramirez

Cooley LLP 10265 Science Center Drive San Diego, CA 92121-1117

t: +1 858 550 6000 f: +1 858 550-6420 cooley.com